Exhibit 99.1


                                                                           PROXY

                            One Valley Bancorp, Inc.
                                One Valley Square
                              Summers & Lee Streets
                                 P. O. Box 1793
                         Charleston, West Virginia 25326

     Michael A. Albert, John R. Lukens and Louis S. Southworth, II, or any one of them, are hereby authorized to represent and to vote the stock of the undersigned in One Valley Bancorp, Inc. at a Special Meeting of Shareholders to be held March 11, 1998, and are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof and to vote as specified in this Proxy all the shares of One Valley Bancorp, Inc. which the undersigned would otherwise be entitled to vote if personally present. The undersigned hereby revokes any previous proxies with respect to the matters covered in this proxy.


                                                                  FOR    AGAINST  ABSTAIN
1.       Approve the Agreement and Plan of Merger dated
         as of December 16, 1997, between One Valley              |_|      |_|      |_|
         Bancorp, Inc., and FFVA Financial Corporation

2.       Approve the amendment to Increase the authorized
         Common Stock of One Valley from forty million            |_|      |_|      |_|
         shares to seventy million shares


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     Unless otherwise specified on this Proxy, the shares represented by this
Proxy when properly executed will be voted "FOR" the propositions listed above and described more fully in the Joint Proxy Statement/Prospectus of One Valley Bancorp, Inc., and FFVA Financial Corporation, distributed in connection with this Special Meeting.

                                       Dated:



                                               (Signature of Shareholder)
                                               All joint owners must sign


                                        When signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please give full title. If more than one trustee, all should sign.

The Board of Directors recommends a vote "FOR" the listed propositions. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.
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